UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 29, 2006
(Date of earliest event reported)

Atlas Air Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 701-8000
(Registrant’s telephone number, including area code)
________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 1.02	Termination of a Material Definitive Agreement
Item 2.02	Results of Operations and Financial Condition
Item 5.02	Departure of Directors or Principal Officers; Election of Directions; Appointment of Principal Officers
Item 9.01	Financial Statements and Exhibits
Signatures
Exhibit Index

Item 1.01 Entry Into a Material Definitive Agreement

     As announced in a press release issued on January 30, 2006, Atlas Air Worldwide Holdings, Inc. (the “Company”) and Jeffrey H. Erickson (“Mr. Erickson”) executed a Retirement and General Release Agreement on January 29, 2006 (the “Agreement”) governing the terms and conditions of the retirement of Mr. Erickson as the Company’s President and Chief Executive Officer and as an employee of the Company, effective no later than six months from the date of the Agreement (the “Retirement Date”). Under the terms of the Agreement and in lieu of certain benefits Mr. Erickson would receive under his Employment Agreement (as defined below in Item 1.02), Mr. Erickson will have the right to receive retirement payments based on Mr. Erickson’s base annual salary for a period of 18 months, commencing 6 months after the Retirement Date and a lump sum payment of $524,400 payable on the Retirement Date. Additionally, the Company will provide Mr. Erickson with his continued medical, dental and vision coverage during the 24 month period following the Retirement Date, provided that such benefits will not be continued if Mr. Erickson obtains comparable coverage in connection with subsequent employment.

     Mr. Erickson will resign from the Company’s Board as of the Retirement Date, unless at the Retirement Date there is a vacancy on the Board. Additionally, Mr. Erickson is not foreclosed from being included in the slate of directors presented to the Company’s stockholders at the Company’s next annual meeting.

     On the Retirement Date, 58,733 restricted shares of common stock granted to Mr. Erickson which have not previously vested and were scheduled to vest on July 27, 2006 will be immediately vested and Mr. Erickson also will on such date be immediately vested in previously granted options to purchase 59,666 shares of common stock which have not previously vested, of which 42,333 options (at an exercise price of $16.70), would otherwise not vest until July 27, 2006 and the remaining 17,333 options (at an exercise price of $27.50), would otherwise not vest until January 23, 2007. These options and all previously vested options may be exercised up to the later of 90 days after the Retirement Date and December 31, 2006.

     On the date upon which it would otherwise be due, Mr. Erickson will also be entitled to payment under the Company’s 2005 Senior Executive Annual Incentive Plan based on the Company’s Board of Directors’ (“Board”) determination of satisfaction of goals, payable regardless of whether Mr. Erickson is still employed on such payment date. Also, Mr. Erickson will be entitled to receive a bonus for 2006 equal to 50% of his base salary, without regard to whether he remains employed through the payment date, which shall be the same date that bonuses for other executives are paid under the 2006 Senior Executive Annual Incentive Plan, but in any event not later than March 14, 2007.

     Mr. Erickson will be reimbursed for his attorney’s fees, up to a maximum of $30,000 incurred in connection with his retirement and negotiation of the Agreement, among other things. Mr. Erickson may also be eligible to receive a success fee with respect to future transactions which may be initiated during his tenure as CEO and which are consummated within one year of the Retirement Date; provided, however, that no more than two transactions may qualify for such payment, and those transactions shall be as agreed upon in advance between Mr. Erickson and the Board. With the exception of the foregoing, Mr. Erickson will be entitled to no other additional payments or benefits from the Company pursuant to the Agreement.

     The Agreement provides that Mr. Erickson’s Employment Agreement is terminated as of the date of the Agreement, subject to the survival of certain provisions as specifically set forth in the Agreement. Mr. Erickson further agrees not to disclose the Company’s confidential or proprietary information and not to compete nor interfere with the Company for a period of 1 year following the later of (i) the Retirement Date and (ii) the date Mr. Erickson ceases to be a member of the Company’s Board. Mr. Erickson also agrees to release the Company, among others, from any claims arising out of or based upon facts occurring prior to the date of the Agreement. The Company will continue to provide Mr. Erickson with coverage under the Company’s directors and officers insurance policy for so long as he reasonably retains potential liability as a result of his status as an officer, director or employee of the Company. Mr. Erickson and the Company also agree not to disparage the other party. The effectiveness of the Agreement is subject to Mr. Erickson’s right to revoke his acceptance of the agreement within 7 days from the date he signed such agreement. The Company will file the Agreement as an exhibit to its periodic report relating to the reporting period in which the Agreement was entered into.

Item 1.02 Termination of a Material Definitive Agreement

The Amended and Restated Employment Agreement (the “Employment Agreement”), dated April 1, 2005, between the Company and Mr. Erickson was terminated upon and as of the date of the Agreement pursuant to the terms of such agreement, as further discussed in Item 1.01 above. The terms and conditions of Mr. Erickson’s Employment Agreement have been described in previous SEC filings by the Company, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on June 30, 2005. A copy of Mr. Erickson’s Employment Agreement is attached to such Form 10-K as Exhibit 10.16.1. This termination is subject to revocation by Mr. Erickson for a period of 7 days from the signing of the Agreement.

Item 2.02 Results of Operations and Financial Condition

     On January 30, 2006, the Company issued a press release announcing its preliminary financial results for the year ended December 31, 2005, among other things. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 of this Current Report on Form 8-K, as well as the preliminary financial results included in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 5.02 Departure of Directors or Principal Officers; Election of Directions; Appointment of Principal Officers

     On January 30, 2006, the Company issued a press release announcing that Mr. Erickson will retire as President and Chief Executive Officer of the Company on the Retirement Date, pursuant to the terms and conditions of the Agreement discussed above under Item 1.01. Until the Retirement Date, Mr. Erickson will continue to serve as President and Chief Executive Officer. Mr. Erickson will resign from the Board as of the Retirement Date, unless at such time there is a vacancy on the Board. Additionally, Mr. Erickson is not foreclosed from being included in the slate of directors presented to the Company’s stockholders at the Company’s next annual meeting. A copy of the press release is being filed with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of Atlas Air Worldwide Holdings, Inc. dated January 30, 2006, announcing its preliminary financial results for the year ended December 31, 2005 and the retirement of its President and Chief Executive Officer.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

Dated: February 1, 2006	By:	/s/ John W. Dietrich
	Name:	John W. Dietrich
	Title:	Senior Vice President, General Counsel,
Secretary and Chief Human Resources
Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Atlas Air Worldwide Holdings, Inc. dated January 30, 2006, announcing its preliminary financial results for the year ended December 31, 2005 and the retirement of its President and Chief Executive Officer.